Exhibit 99.1

NEWMARKET CORPORATION REPORTS RECORD FIRST QUARTER RESULTS

•	Net Income Increases 45 Percent; Earnings Per Share Up 48 Percent

•	Petroleum Additives Operating Profit Improves 33 Percent

Richmond, VA, April 22, 2009 – NewMarket Corporation (NYSE – NEU) President and Chief Executive Officer, Thomas E. Gottwald, released the following earnings report of the company’s operations for the first quarter of 2009.

Net income for the first quarter of 2009 increased to $28.7 million, or $1.88 per share, an improvement of 45 percent over net income for the first quarter of 2008 of $19.8 million, or $1.27 per share.

The first quarter results reflect strong improvement in petroleum additives operating profit which increased to a record $50.1 million, 33 percent higher than operating profit in the first quarter 2008 of $37.7 million. While lubricant additive profits were flat in the quarter to quarter comparison, fuel additive profits increased due to improvements in our product portfolio, increased market coverage, and stability in market demand in an environment of rapidly declining raw material costs. In addition, lower cost in R&D, sales and administrative, and plant spending, contributed to the profit improvement.

During the second half of 2007 and most of 2008, rising raw material costs had a significant negative impact on our profitability. In the first quarter 2009, we benefited from lower raw material costs. As we have previously communicated, our margins are reduced during rapidly rising raw material cost environments and expand somewhat when they drop. Throughout the quarter, we have adjusted the sales prices of many of our products to reflect market conditions.

The impact of the worldwide economic slowdown coupled with destocking of inventories by many of our customers resulted in petroleum additives sales in the first quarter of 2009 of $334.8 million, or a reduction of 12 percent compared to sales in the first quarter 2008 of $380.6 million. The lower sales include a 26 percent reduction in quantities shipped which were especially weak in the first two months of the current quarter. With our petroleum additives products being nondiscretionary to a large degree and vital to the performance of modern machinery, we believe shipping volumes will continue to increase as this destocking process is completed. The drop in shipments was almost entirely in the lubricant additives portion of our business. We are very pleased to see our investments in the fuel additive area showing benefits. These investments have strengthened our product offering, expanded our customer reach, and provided our customers with more cost effective solutions.

At the end of the first quarter 2009, our cash position has increased to $59.5 million from the end of year 2008 cash balances of $21.8 million. The increase in cash of $37.7 million reflects the significant decrease in inventory and other working capital requirements totaling $51 million during first quarter 2009. During the first quarter 2009, we also repaid $41.9 million on our revolving credit agreement leaving this facility with no draw debt outstanding at the end of the quarter.

Our company is performing well in this very challenging economic environment, and we are pleased with the speed at which our team has been able to adjust to changing market conditions. Our financial position is strong, enhancing our capability to weather near term storms, invest for future growth and improve shareholder value.

Sincerely,

Thomas E. Gottwald

As a reminder, a conference call and Internet webcast is scheduled for 10 a.m. EDT on Friday, April 24, 2009, to review first quarter 2009 financial results. You can access the conference call live by dialing 1-877-407-8035 (domestic) or 1-201-689-8035 (international) and requesting the NewMarket conference call. To avoid delays, callers should dial in five minutes early. The call will also be broadcast via the Internet and can be accessed through the company’s website at www.NewMarket.com or www.investorcalendar.com. A teleconference replay of the call will be available until April 29, 2009 at 11:59 p.m. EDT by dialing 1-877-660-6853 (domestic) and 1-201-612-7415 (international). The account number is 286. The conference ID number is 318182. A webcast replay will be available for 30 days.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: changes in the demand for our products; increases in product cost and our ability to increase prices; timing of sales orders; gain or loss of significant customers; competition from other manufacturers and resellers; resolution of environmental liabilities; significant changes in new product introduction; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; our ability to complete construction and obtain permanent long-term financing of the office building for MeadWestvaco within budget and in a timely manner; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2008 Annual Report on Form 10-K, which is available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

David A. Fiorenza Investor Relations
Phone:	804.788.5555
Fax:	804.788.5688
Email:	investorrelations@newmarket.com

NEWMARKET CORPORATION AND SUBSIDIARIES

SEGMENT RESULTS AND OTHER FINANCIAL INFORMATION

(In millions except per share amounts, unaudited)

	Three Months Ended March 31
	2009	2008
Net sales:
Petroleum additives	$334.8	$380.6
All other (a)	2.3	1.7

Total	$337.1	$382.3

Segment operating profit:
Petroleum additives (b)	50.1	37.7

All other (a)	(0.7)	(1.4)

Segment operating profit	49.4	36.3

Corporate unallocated expense	(3.5)	(3.9)
Interest and financing expenses	(2.9)	(3.0)
Other income, net	0.0	0.6

Income before income tax expense	$43.0	$30.0

Net income	$28.7	$19.8

Basic earnings per share	$1.89	$1.28

Diluted earnings per share	$1.88	$1.27

Notes to Segment Results and Other Financial Information

(a)	“All other” includes the continuing results of our TEL business, certain contract manufacturing of Ethyl Corporation, and the real estate development activities.
(b)	Petroleum additives segment operating profit in 2008 includes a gain of $3.2 million from a class action lawsuit related to raw materials.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands except per share amounts, unaudited)

	Three Months Ended March 31
	2009	2008
Net sales	$337,128	$382,350
Cost of goods sold (a)	246,054	300,747

Gross profit	91,074	81,603

Selling, general, and administrative expenses	26,267	28,773
Research, development, and testing expenses	18,754	20,229

Operating profit	46,053	32,601

Interest and financing expenses	2,936	3,015
Other (expense) income, net	(80)	379

Income before income tax expense	43,037	29,965

Income tax expense	14,349	10,193

Net income	28,688	19,772

Basic earnings per share	$1.89	$1.28

Diluted earnings per share	$1.88	$1.27

Shares used to compute basic earnings per share	15,203	15,459

Shares used to compute diluted earnings per share	15,241	15,558

Cash dividends declared per share	$0.20	$0.20

Notes to Consolidated Statements of Income

(a)	Cost of goods sold in 2008 includes a gain of $3.2 million from a class action lawsuit related to raw materials.

NEWMARKET CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	March 31 2009	December 31 2008
ASSETS

Current assets:
Cash and cash equivalents	$59,510	$21,761
Trade and other accounts receivable, less allowance for doubtful accounts ($1,141 - 2009; $1,141 - 2008)	193,830	203,551
Inventories	159,757	201,072
Deferred income taxes	13,561	14,090
Prepaid expenses and other current assets	8,797	5,704

Total current assets	435,455	446,178

Property, plant and equipment, at cost	859,249	848,011
Less accumulated depreciation and amortization	605,924	606,275

Net property, plant and equipment	253,325	241,736

Prepaid pension cost	21	159
Deferred income taxes	39,704	37,744
Other assets and deferred charges	35,948	31,566
Intangibles, net of amortization and goodwill	51,688	54,069

Total assets	$816,141	$811,452

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$80,636	$60,505
Accrued expenses	55,733	63,715
Dividends payable	2,740	2,646
Book overdraft	2,526	999
Long-term debt, current portion	796	784
Income taxes payable	12,280	7,264

Total current liabilities	154,711	135,913

Long-term debt	200,820	236,378
Other noncurrent liabilities	146,942	148,038

Shareholders’ equity
Common stock and paid in capital (without par value) Issued and Outstanding - 15,204,207 in 2009 and 15,199,207 in 2008	137	115
Accumulated other comprehensive loss	(98,874)	(95,750)
Retained earnings	412,405	386,758

	313,668	291,123

Total liabilities and shareholders’ equity	$816,141	$811,452